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                                                                  EXHIBIT 10.47

                       RESTATED KAIWIKI ORCHARDS FARMING LEASE


          THIS LEASE is made this 26th day of February, 1996, but effective as of July 1, 1989, by and between:

          MAUNA KEA AGRIBUSINESS CO., INC., A HAWAII CORPORATION, with its principal place of business at 827 Fort Street, Honolulu, Hawaii 96813, and post office address at P.O. Box 1826, Honolulu, Hawaii 96805, hereinafter called the "Landlord", and

          MAUNA LOA MACADAMIA PARTNERS, L.P., A DELAWARE LIMITED PARTNERSHIP, with its principal place of business at 827 Fort Street, Honolulu, Hawaii, and post office address at P.O. Box 1826, Honolulu, Hawaii 96805, hereinafter called the "Tenant".


                                     WITNESSETH

          For the term, at the rents, and on the covenants, conditions and provisions hereinafter set forth, Landlord hereby demises and leases, and Tenant hereby accepts and rents, that certain parcel of land situated at South Hilo, Island and County of Hawaii, State of Hawaii, more particularly described in Exhibit "A" attached hereto and made a part hereof, subject, however, to the encumbrances described in said Exhibit "A".

          TO HAVE AND TO HOLD the same, together with all improvements, rights, easements, privileges and appurtenances thereunto belonging or appertaining, unto Tenant for a term commencing July 1, 1989, and ending June 30, 2034, unless sooner terminated or unless extended as provided below.

          Tenant hereby covenants and agrees to pay to Landlord, net over and above all taxes, assessments and other charges hereunder payable by Tenant, rent as set out in the Rent Schedule attached hereto and made a part hereof.

          AND LANDLORD hereby covenants with Tenant that upon payment by Tenant of the rent as aforesaid and upon observance and performance of the covenants by Tenant hereinafter contained, Tenant shall peaceably hold and enjoy said premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully claiming by, through or under Landlord, except as herein expressly provided.

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          AND TENANT hereby covenants with Landlord as follows:

          1. PAYMENT OF RENT. Tenant will pay said rent in lawful money of the United States of America at the times and in the manner aforesaid, without any deduction and without notice or demand, at the office of Landlord in Honolulu.

          2. TAXES AND OTHER CHARGES. Tenant will also pay to Landlord at least ten (10) days before the same become delinquent all taxes, assessments, rates, charges and other outgoings of every description (but not including interest and penalties if Landlord makes late payment after receiving timely remittance from Tenant) to which said premises or any part thereof or any improvement thereon, or Landlord or Tenant in respect thereof, are now or may during said term be assessed or become liable, whether made by governmental authority, by any utility company or by any public or community service company; provided, however, that with respect to any assessment made under any betterment or improvement law which may be payable in installments, Tenant shall be required to pay only such installments together with interest as shall become due and payable during said term, and real property taxes shall be prorated between Landlord and Tenant as of the dates of commencement and expiration respectively of said term.

          Tenant will also pay to Landlord with each installment of rent, real property taxes and assessments and other charges hereunder payable by Tenant the amount of all Hawaii general excise or similar taxes payable by Landlord with respect thereto, whether actually or constructively received. If at any time during said term there shall be assessed against the demised land or any part thereof or any improvement thereon or any rents payable to Landlord therefor or against Landlord in respect thereof, any new taxes (other than federal or state net income, franchise, corporation, capital stock or excess profits taxes or any other taxes existing at the commencement of said term) which are in substitution for real property taxes or are in lieu of increases thereof, Tenant will also pay to Landlord as additional rent, at least ten (10) days before the same become delinquent, all such new taxes; Tenant will pay all Hawaii conveyance taxes, if any, payable with respect to this Lease and any subleases hereunder.

          3. IMPROVEMENTS REQUIRED BY LAW. Tenant will at Tenant's own expense during the whole of said term make, build, maintain and repair all fences, sewers, drains and roads which may be required by law to be made, built, maintained and repaired upon or adjoining or in connection with or for the use of the premises used or occupied by Tenant or any part thereof and will bear the pro rata cost of all such features or facilities used by both Tenant and Landlord, corresponding to the proportionate usage of the same by Tenant or persons acting under Tenant.


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          4.   REPAIR.  Tenant will at Tenant's own expense from time to time and at all times during said term repair, maintain and keep all of Tenant's buildings and other improvements now or hereafter built on the demised land with all necessary reparations and amendments whatsoever in good and safe repair, order and condition, except for reasonable wear and use thereof and damage by unavoidable casualty other than fire and extended coverage risks. If Tenant or any person claiming by, through or under Tenant shall damage any private roadway giving access to said premises, Tenant shall immediately upon written notice by Landlord repair such roadway to the condition that existed prior to such damage, and if Tenant shall fail to do so Landlord may accomplish such repair at Tenant's expense. Tenant will also, at all times during said term at Tenant's own expense, maintain in good order and condition all boundary monuments (if any) now or hereafter constructed on the demised land. Landlord represents that no major repairs that would be required pursuant to the terms of this paragraph are necessary as of the date of this Lease.

          5. OBSERVANCE OF LAWS. Tenant will at all times during said term keep said premises in a safe condition and observe and perform all laws, ordinances, rules and regulations now or hereafter made by any governmental authority for the time being applicable to said premises or any improvement thereon or use thereof.

          6. INSPECTION. Tenant will permit Landlord and Landlord's agents at all reasonable times during said term to enter said premises and examine the state of repair and condition thereof, and will repair and make good all defects required by the terms of this Lease to be repaired by Tenant of which notice shall be given by Landlord or Landlord's agents within thirty (30) days after the giving of such notice or such further time as may be required to complete such repair with due diligence.

          7. USE. Tenant will use said premises solely for the cultivation and harvesting of macadamia nuts and for accessory buildings and other improvements useful for or incidental to said purpose. Tenant will not make or suffer any strip or waste or unlawful, improper or offensive use of said premises or any part thereof.

          8. GOOD HUSBANDRY. Tenant will in the use of the portions of said premises used or occupied by Tenant follow approved methods of husbandry practiced on lands similarly situated or subject to similar conditions. Tenant will keep said premises in a good cultivated condition reasonably free from weeds and other noxious growth. Tenant will seek the guidance of appropriate governmental agencies on the matter of erosion control and will by proper construction and use of drainage ditches and otherwise, take all reasonable precautions to prevent or arrest loss of soil by erosion. Any buffer strip required by Tenant for the protection of Tenant's agricultural crops on said premises shall be provided by Tenant at Tenant's own expense within the land hereby demised,


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and Tenant will not demand any contribution whatsoever for the cost of providing or maintaining any such strip from Landlord or Landlord's tenants of any land adjoining areas used by Tenant. Tenant understands and agrees that neither Landlord nor Landlord's tenants shall be required to perform any crop or weed control on any land adjoining said premises.

          9. REPORTS. Tenant will furnish to Landlord on or before the expiration of sixty (60) days after the end of each calendar year during said term a complete written statement stating in reasonable detail (a) the quantity of macadamia nuts produced on or derived from the demised land which were sold during such year, (b) a list of every sublease, tenancy and cropping agreement effective at any time during such year with respect to any part of said premises specifying the area, location and term thereof and the rent reserved thereunder,
(c) the extent of construction and maintenance of buildings and other improvements on and general character and condition of the demised land, and (d) the number of acres of the demised land cleared and planted with macadamia nut trees and the location thereof.

          10. FIRE INSURANCE. Tenant will at Tenant's own expense at all times during said term keep all buildings now or hereafter erected on the demised land used by Tenant exceeding $1,000 in actual value insured against loss or damage by fire with extended coverage in an insurance company authorized to do business in Hawaii in a sum not less than 80% of the value thereof, in the joint names of Landlord, Tenant and any mortgagee as their interests may appear, and will pay all premiums thereon when due, and will, whenever requested by Landlord, deposit promptly with Landlord the current policies of such insurance or certificates thereof. In every case of loss or damage to said buildings all proceeds of such insurance shall be used with all reasonable speed by Tenant for rebuilding, repairing or otherwise reinstating the same buildings in a good and substantial manner according to the plan and elevation of the buildings so destroyed or damaged or such modified plan as shall first be approved in writing by Landlord; provided, however, that in lieu of such restoration Tenant may at Tenant's option remove all debris and remains of such damaged buildings and restore the site thereof to good condition and even grade, and all insurance proceeds then remaining after the costs of restoration and debris removal shall be payable to Tenant and any mortgagee as their interests may appear, except that such remaining proceeds shall be payable to Landlord if there shall be fewer than three (3) years remaining on the term of this Lease (not including any extension options).

          11. LIENS AND BONDS. Tenant will not commit or suffer any act or neglect whereby said premises or any improvement thereon or the estate of Tenant therein shall at any time during said term become subject to any attachment, judgment, lien, charge or encumbrance whatsoever, and will indemnify and hold Landlord harmless from and against all loss, cost and expense, including reasonable attorneys' fees, with respect thereto. Tenant will, before commencing


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construction of any improvements on said premises, deposit with Landlord a fully-executed copy of the contract therefor and a copy of the contractor's performance bond and labor and material payment bond naming Landlord as an obligee, in an amount equal to the cost of such construction in form and with surety satisfactory to Landlord, guaranteeing the completion of such work free and clear of all mechanics' and materialmen's lien.

          12. INDEMNITY AND LIABILITY INSURANCE. Except as to death or property damage resulting solely from the negligence of Landlord, Tenant will indemnify and hold Landlord harmless from and against all claims and demands for loss or damage, including property damage, personal injury and wrongful death, arising out of or in connection with the use or occupancy of said premises by Tenant or any person claiming by, through or under Tenant, or any accident or fire on said premises, or any nuisance made or suffered thereon, or any failure by Tenant to keep said premises or any adjoining land as set forth in paragraph 14 hereof in a safe condition, or to perform any of the covenants herein contained, and will reimburse Landlord for all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in connection with the defense of any such claims, and will hold all goods, materials, furniture, fixtures, equipment, machinery, livestock and other property whatsoever on said premises at the sole risk of Tenant and hold Landlord harmless from any loss or damage thereto by any cause whatsoever. Tenant will at Tenant's own expense effect and maintain during the whole of said term comprehensive general liability insurance with respect to said premises in an insurance company authorized to do business in Hawaii, naming Landlord as an additional assured, with minimum limits of not less than $1,000,000 for injury to one or more persons in any one accident or occurrence and not less than $100,000 for property damage, or such higher limits as Landlord may from time to time establish with due regard to the then prudent business practice in the State of Hawaii as reasonably adequate for Landlord's protection, and will from time to time deposit promptly with Landlord current certificates of such insurance. Except as to injury, death or property damage resulting solely from the negligence of Tenant, Landlord will indemnify and hold Tenant harmless from and against all claims and demands for loss or damage, including property damage, personal injury and wrongful death, arising out of or in connection with the use or occupancy by Landlord or any person claiming by, through or under Landlord or out of or in connection with any accident or fire on said land of Landlord not used or occupied by Tenant or persons claiming under Tenant, or any nuisance made or suffered thereon (unless caused by Tenant), and will reimburse Tenant for all costs and expenses, including reasonable attorneys' fees, incurred by Tenant in connection with the defense of any such claims for which Tenant and those claiming under Tenant shall be found to be without fault.

          13. OVERHANGING TREES. Tenant will not during said term plant, cultivate or maintain on the demised land any trees whatsoever so close to any boundary thereof as to


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overhang an adjoining lot, road or trail, and if necessary to comply with this covenant will remove any trees or branches thereof which at any time shall overhang an adjoining lot, road or trail.

          14. LAND ADJOINING ROAD. Tenant will at all times during said term maintain and keep any adjoining land lying between the established road and any parts of said premises used or occupied by Tenant or persons claiming under Tenant along such road in a safe, neat and orderly condition free from all brush, weeds and debris of every kind, and will also maintain and keep any ditch now or hereafter existing within such adjoining land free from all boulders and other obstructions whatsoever to flood waters.

          15. ASSIGNMENT AND SUBLETTING. So long as there shall be in effect between Tenant and Landlord (or any other person specified by Landlord) a farming contract and a nut purchase contract providing for macadamia nut farming operations to be conducted by Landlord or such other person on the macadamia nut areas demised by this Lease, Tenant may freely assign this Lease without Landlord's consent or approval to any person who shall enter into or succeed to Tenant's rights and obligations under such farming contract. Otherwise, Tenant will not, without the prior written consent of Landlord, except as herein expressly provided, assign, agree to assign, or mortgage this Lease or sublet or part with possession of all or any part of said premises; provided, however, Tenant may without such consent sublet any part or parts of said land used or occupied by Tenant to others on the express condition that such sublease shall incorporate all terms and provisions herein contained pertaining to such land and that such sublease shall be properly accounted for in detail in each annual report by Tenant herein required to be furnished to Landlord. Landlord shall not unreasonably withhold any such consent nor require the payment of any moneys or other consideration for the giving of such consent other than a reasonable fee as hereinafter provided in paragraph 16.

          16. EXPENSES OF LANDLORD. Tenant will pay to Landlord on demand (a) all costs and expenses, including reasonable attorneys' fees, paid or incurred by Landlord in enforcing any of the covenants herein contained, in remedying any breach by Tenant of said covenants, in recovering possession of said premises or any part thereof, in collecting or causing to be paid any delinquent rent, taxes or other charges hereunder payable by Tenant, or in connection with any litigation (other than condemnation proceedings) commenced by or against Tenant to which Landlord shall without fault be made a party, and (b) a reasonable fee for reviewing and processing any request by Tenant for Landlord's consent or approval, which fee shall be a flat-rate service charge as established by the policy of Landlord then in effect or a sum equal to all costs and expenses paid or incurred by Landlord, including, without limitation, reasonable fees of attorneys and other consultants retained by Landlord and the costs of


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Landlord's regular salaried staff in connection therewith, whichever is greater.

          17. CONDITION OF PREMISES. Tenant has examined and accepts said premises in the existing condition thereof and shall be solely responsible for the adequate design, construction and repair of all improvements now or hereafter made on or in connection with the areas occupied or used by Tenant or persons claiming under Tenant and for obtaining all necessary utility services and connections, and Tenant agrees that Landlord shall have no liability whatsoever for such condition or any further improvement or development thereof or any repair of any private roads serving said areas.

          18. CONSTRUCTION OF BUILDINGS. Tenant will not at any time erect, place or maintain on said land any buildings or structures other than fences, walls and water facilities, nor make or suffer any additions to or alterations of the basic structure of any buildings thereon, except in accordance with plans, specifications and plot plans therefor first approved in writing by Landlord. Landlord shall not unreasonably withhold any such approval.

          19. DEDICATION OF LAND. Tenant may, at Tenant's option at any time during said term, petition the Director of Finance of the County of Hawaii for dedication for agricultural uses of all or such portion of the land hereby demised and actually used or occupied by Tenant and as shall qualify therefor under the provisions of Section 19-55 of the Hawaii County Code, as amended. If all or a portion of said land is now or hereafter to be developed as an orchard, Tenant may also, at Tenant's option at any time during said term, apply to the Board of Agriculture of the Department of Agriculture, State of Hawaii, for classification of such land as orchard property under the provisions of Section 154-2, Hawaii Revised Statutes, as amended. If at any time after such dedication or classification Tenant shall fail to observe the restrictions on the use of such land or shall cancel or cause such dedication or classification to be cancelled for any reason whatsoever, Tenant will promptly pay or cause to be paid to Landlord all taxes, penalties and other charges imposed by the County of Hawaii or the State of Hawaii on account of such cancellation, together with the amount of all Hawaii general excise or similar taxes payable thereon by Landlord, whether actually or constructively received.

          20. SURRENDER. At the end of said term or other sooner determination of this Lease, Tenant will peaceably deliver up to Landlord possession of the land hereby demised, together with all fences, roads, bridges and underground sewers and drains and, except as hereinafter provided, all macadamia nut and other trees upon or belonging to the same, all in good order and condition. If not then in default hereunder Tenant shall have the right upon such termination of this Lease to remove from said premises all other improvements thereon above ground level made by Tenant, including, but not limited to, buildings, sheds, drying platforms, water tanks and surface pipelines, provided that Tenant shall promptly


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repair to Landlord's reasonable satisfaction all damage caused by such removal.
If Tenant does not wish to remove the same from said premises, Tenant shall give written notice thereof to Landlord at least six (6) months prior to the end of said term, and Landlord, within thirty (30), days of the receipt of such notice, shall advise Tenant in writing of Landlord's decision either to allow said improvements to remain or to require removal, in which latter case Tenant shall remove the same and promptly repair to Landlord's satisfaction all damage caused by such removal. If Tenant shall not then be in default hereunder and if a growing orchard or other crop shall be in existence on the last day of said term, Tenant shall have the right upon written notice to Landlord to extend said term only for the continued cultivation and harvest at maturity of such growing crop, but in no event for more than six (6) months after the last harvest preceding expiration of said term at the same rent as was payable for the last full calendar year of said term.

          21. INTEREST ON PAST DUE AMOUNTS. Any rent or other sums payable by Tenant to Landlord under this Lease which are not paid when due shall bear interest from the date the same became due until paid at the greater of the maximum rate then permitted to be contracted for by written contract under the laws of the State of Hawaii, or in the absence of such maximum rate, at the rate of one percent (1%) per month.

          22. LANDLORD'S AGRICULTURAL OPERATING RIGHTS. Landlord reserves and shall have the unrestricted right appurtenant to lands located adjacent to or in the vicinity of the demised premises and now owned or used or hereafter used by Landlord and its successors or assigns in agricultural operations, to engage in any type of farming operation, including, but not limited to, open burning, percolating, evaporating, fertilizing, milling, power generation, water diversion, plowing, grading, storing, hauling, herbicide and pesticide spraying, irrigating, crop dusting, and all other activities incidental to the planting, farming, harvesting and processing of agricultural products and by-products, which operations may from time to time cause noxious emissions such as noise, smoke, dust, light, heat, vapor, odor, chemicals, vibration and other nuisances to be discharged or emitted over and upon the demised premises. Landlord and its successors and assigns shall not be responsible or liable to Tenant or its successors or assigns for the consequences from the creation and discharge of such noxious emissions. Tenant and its assigns from time to time shall indemnify and hold Landlord and its successors and assigns harmless from any liability or expense resulting from the Tenant's or such assigns' claims, as the case may be, arising from such noxious emissions.

          23. LANDLORD'S EASEMENT RIGHTS. Landlord reserves, and shall have appurtenant to lands located adjacent to or in the vicinity of the demised premises, the non-exclusive right to use all of the demised premises which the Landlord, in its sole discretion, may require or deem necessary or desirable for roads, trails, easements or rights-of-way which Landlord,


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in its sole discretion may require or deem necessary or desirable for access, utilities, pole and wire lines, flumes, ditches, pipelines and other water courses; together with the right to enter the demised premises for the construction, installation, maintenance, repair, alteration or replacement of any such improvements. The Landlord shall exercise its rights under this paragraph in such a manner to cause the least practicable interference with the growing of macadamia nuts on the demised land and shall compensate the Tenant fully for the lost value of all macadamia nut trees damaged or destroyed by the Landlord's exercise of such rights; provided however, that Landlord shall not be liable for any consequential or other damages and shall in no event be required to pay more for any macadamia nut tree than the Landlord will be required to pay for such tree under paragraph I of this Lease, calculated at the time of destruction or damage.

          AND IT IS HEREBY MUTUALLY AGREED by and between the parties hereto as follows:

          A. CONDEMNATION. In case at any time or times during said term said premises or any part thereof shall be required, taken or condemned by any authority having the power of eminent domain, then and in every such case, the estate and interest of Tenant in the premises so required, taken or condemned shall at once cease and determine, and Tenant shall not by reason thereof be entitled to any claim against Landlord or others for compensation or indemnity for leasehold interest, and all compensation and damages payable for or on account of any land, water and improvements thereon shall be payable to and be the sole property of Landlord; provided, however, that all compensation and damages for or on account of any buildings, sheds, drying platforms, water tanks, surface pipelines and any trees and crops on the demised land shall be payable to and be the sole property of Tenant; provided, further, that in case only part of the land hereby demised shall be so required, taken or condemned, the base rent hereunder payable for the remainder of said term shall be reduced (calculated to the nearest dollar) in the proportion that the area of land in macadamia nut cultivation so required, taken or condemned bears to the total area of land in macadamia nut cultivation hereby demised, and Landlord shall refund to Tenant any unearned rent therefor paid in advance prior to such date. In case one-half or more of the total area of the land in macadamia nut cultivation hereby demised shall be so required, taken or condemned, thereby rendering use of the remaining portion of the land in macadamia nut cultivation to be economically unsound, Tenant shall have the option within one hundred twenty (120) days after such taking to surrender this Lease and be relieved of further performance hereunder. Condemnation of any leasehold interest in said premises or any part thereof shall not terminate this Lease nor excuse Tenant from full performance of Tenant's covenants for the payment of money or any other obligations hereunder capable of performance by Tenant, but in such case Tenant may claim and recover from the condemning


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authority all compensation and damages payable on account of Tenant's leasehold interest.

          B. CONSENT TO MORTGAGE. Tenant may from time to time without further consent of Landlord assign this Lease by way of mortgage to any bank, insurance company or other established lending institution as mortgagee, provided that Tenant shall upon execution of such mortgage promptly deliver a true copy thereof to Landlord. The mortgagee or its assigns may enforce such mortgage and acquire title to the leasehold estate in any lawful way, and pending foreclosure of such mortgage may take possession of and rent said premises, and upon foreclosure thereof may without further consent of Landlord sell and assign the leasehold estate by assignment in which the assignee shall expressly assume and agree to observe and perform all the covenants of Tenant herein contained, and such assignee may make a purchase money mortgage of this Lease to the assignor, provided that upon execution of any such assignment or mortgage a true copy thereof shall be delivered promptly to Landlord and that no other or further assignment of this Lease for which any provision hereof requires the written consent of Landlord shall be made without such consent.
The mortgagee or its assigns of such mortgage shall be liable to perform the obligations herein imposed on Tenant only during the period such person has possession or ownership of the leasehold estate. Nothing contained in such mortgage shall release or be deemed to relieve Tenant from the full and faithful observance and performance of Tenant's covenants herein contained or from any liability for the nonobservance or nonperformance thereof, nor be deemed to constitute a waiver of any rights of Landlord hereunder, and the terms, covenants and conditions of this Lease shall control in case of any conflict with the provisions of such mortgage.

          C. PROTECTION OF MORTGAGE. During the continuance in effect of any authorized mortgage of this Lease, Landlord will not terminate this Lease because of any default on the part of Tenant to observe or perform any of the covenants or conditions herein contained if the mortgagee or its assigns, within one hundred twenty (120) days after Landlord has mailed to the mortgagee or its assigns at the last known address thereof a written notice of intention to terminate this Lease for such cause, shall cure such default, if the same can be cured by the payment of money or, if such is not the case, shall undertake in writing to perform and shall thereafter perform all the covenants of this Lease capable of performance by the mortgagee or its assigns until such time as this Lease shall be sold upon foreclosure of such mortgage commenced promptly and completed with due diligence, and upon foreclosure sale of this Lease, the time for performance of any obligation of Tenant then in default other than payment of money shall be extended by the time reasonably necessary to complete such performance with due diligence. Any default consisting of Tenant's failure promptly to discharge any lien, charge or encumbrance against said premises junior in priority to such mortgage shall be deemed to be duly cured if such mortgage shall be foreclosed by appropriate action instituted within said 120-day period and thereafter prosecuted in a


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diligent and timely manner.  Ownership by or for the same person of both the fee and leasehold estates in said premises shall not effect the merger thereof without the prior written consent of any mortgagee to such merger.

          D. DESTRUCTION OF LAND. In case at any time or times during said term any part or parts of the demised land in macadamia nut cultivation shall be rendered unfit for the cultivation of macadamia nuts by volcanic action or other act of God, the base rent hereunder payable for the remainder of said term shall be reduced in the ratio that the area of the land in macadamia nut cultivation so affected bears to the total area of land in macadamia nut cultivation hereby demised, and if a major portion of the land in macadamia nut cultivation hereby demised shall be rendered unfit for said use by such act of God thereby rendering the continuance of operations on the remainder of the land to be economically unsound, Tenant may at Tenant's option surrender this Lease by giving written notice thereof to Landlord within thirty (30) days after such casualty and thereby be relieved of any further obligations hereunder.

          E. DEFEASANCE. This demise is upon the express condition, that if Tenant shall fail to pay said rent or any part thereof within thirty (30) days after the same becomes due, whether the same shall or shall not have been legally demanded, or shall fail to observe or perform any of the other covenants herein contained and on the part of Tenant to be observed and performed and such default shall continue for thirty (30) days after written notice thereof given to Tenant at the address provided below, specifying said default in detail, or if Tenant then owning this Lease shall make any assignment for the benefit of creditors or abandon said premises, or if this Lease or any estate or interest of Tenant hereunder shall be sold under any attachment or execution, Landlord may in any such case at once re-enter said premises or any part thereof in the name of the whole and, upon or without such entry, at Landlord's option terminate this Lease without service of notice or legal process, and may expel and remove from said premises Tenant and all persons claiming under Tenant and their effects without being deemed guilty of any trespass or becoming liable for any loss or damage occasioned thereby, and may bring an action for summary possession of said premises, all without prejudice to any other remedy or right of action which Landlord may have for arrears of rent or for any preceding or other breach of contract. If this Lease or a memorandum thereof is recorded in the Bureau of Conveyances of the State of Hawaii, such termination may but need not necessarily be made effective by recording in such place an affidavit thereof by Landlord or a judgment thereof by a court of competent jurisdiction.

          F. NONWAIVER. Acceptance of rent by Landlord or its agent shall not be deemed to be a waiver by Landlord of any breach by Tenant of any covenant herein contained or of Landlord's right to re-enter or terminate for breach of condition. Waiver by Landlord of any breach by Tenant shall not operate to extinguish the term, covenant or condition the


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

breach of which has been waived nor be deemed to be a waiver of Landlord's right to declare a forfeiture or termination for any other breach thereof.

          G. NOTICES. Any notice or demand to Landlord or Tenant provided for or permitted by this Lease may be given sufficiently for all purposes in writing either (1) mailed as registered or certified mail, addressed as follows:

          If to Tenant, at         P.O. Box 1826
                                   Honolulu, Hawaii 96805

          If to Landlord, at       P.O. Box 1826
                                   Honolulu, Hawaii 96805

or at the last address designated by such party in writing to the other, or (2) delivered personally within the State of Hawaii to Landlord or Tenant or any officer of Tenant if Tenant is a corporation or any general partner of Tenant if Tenant is a partnership, as the case may be, and shall be deemed conclusively to have been given on the date of such mailing or personal delivery.

          H. DEFINITIONS. The terms "premises," "land" and "demised land" herein shall be deemed or taken to include (except where such meaning would be clearly repugnant to the context) all buildings and other improvements now or hereafter built on the land hereby demised. The term "Landlord" herein shall mean and include Landlord, its successors and assigns. The term "Tenant" herein or any pronoun used in place thereof shall mean and include the masculine or feminine, the singular or plural number, and jointly and severally individuals, firms and corporations, and their and each of their respective heirs, successors, personal representatives and permitted assigns, according to the context hereof. The headings of paragraphs herein are inserted only for convenience and reference and shall in no way define, expand or limit the scope or intent of any provision of this Lease.

          I. OWNERSHIP OF TREES; LANDLORD'S PURCHASE OF TREES. The parties acknowledge that Tenant is the owner of all macadamia nut trees growing on the demised land at the inception of this Lease. Landlord shall have the right at any time and from time to time (but no more often than two (2) times in any calendar year) after June 30, 2019, to purchase any or all macadamia nut trees growing on the demised land at a price equal to the fair market value of such trees at the time of such purchase. In case of any partial withdrawal of trees, the withdrawal will be of trees contiguous to other land areas owned or controlled by Landlord or will otherwise take trees in a manner and configuration preserving access to, irrigation of, and macadamia nut operations on, the balance of the premises as reasonably necessary for Tenant's continued use and enjoyment of the balance of the premises. At least one hundred twenty
(120) days prior to any such purchase, Landlord shall give Tenant written notice of Landlord's desire to purchase trees specifying the trees and land area affected. Landlord and Tenant shall, based upon the factors which would be considered by the appraisers as described in the following paragraph, then promptly endeavor to reach mutual agreement on the price to be paid by Landlord to Tenant for the trees.

          If Landlord and Tenant shall not have agreed on such price at least ninety (90) days before the scheduled purchase, either party may give to the other written notice of a desire to determine the price by appraisal arbitration, pursuant to chapter 658, Hawaii Revised Statutes, as the same may be amended or reenacted. If the parties agree upon a single arbitrator, such arbitrator shall determine such fair market value, and, except as provided below in this paragraph I, the arbitrator's decision shall be final, conclusive and binding upon both parties. If the parties fail to agree upon a single arbitrator or if either party prefers not to have an arbitration by a single arbitrator, there shall be an arbitration by three (3) appraisers, in which case either party shall name one of the appraisers by written notice to the other party, whereupon the other party shall, within ten (10) days after receipt of such notice, name a second appraiser; and, in case of failure to do so, the party who has already named an appraiser may have the second appraiser selected or appointed by a judge of the First Circuit Court of the State of Hawaii; and the two appraisers so appointed, in either manner, shall select and appoint a third appraiser; and, if the two appraisers so appointed shall fail to appoint the third appraiser within ten (10) days after the naming of the second appraiser, either party may have the third appraiser selected or appointed by such judge; and the three appraisers so appointed shall thereupon proceed to determine such fair market value as herein provided, and the decision and award of any two of them shall be final, conclusive and binding upon both parties, except as provided below in this paragraph I, or unless such decision and award shall be vacated, modified or corrected, all as provided in chapter 658. The appraisers so selected shall be reputable persons experienced in valuing macadamia nut orchards and shall not be regularly employed by or have any material interest in either Landlord or Tenant or in any affiliate of either (or in the outcome of the appraisal proceedings). The appraisers shall appraise the trees in place as a producing macadamia nut orchard or orchards, assuming that the owner thereof has all necessary rights to farm and harvest such orchards and has the same type of arrangements with respect to farming or operating such orchards and selling the nuts harvested therefrom and the same obligations for lease rent and other expenses and commitments as Tenant shall have immediately prior to such time. The appraisers shall have all of the powers and duties prescribed in chapter 658; and judgment may be entered upon any arbitration decision and award as provided in chapter 658.

          Except as provided below in this paragraph I, in cases of arbitration, Landlord and Tenant shall each pay the expense of its own appointee and its own attorneys' and witnesses' fees; and all other expenses of arbitration shall be divided equally between Landlord and Tenant.

          Notwithstanding the pendency of any such arbitration, except as provided below in this paragraph I, the affected trees shall be deemed purchased at the date specified as the purchase date in Landlord's notice of intent to purchase, and title to such trees shall then pass automatically to Landlord. Except as provided below in this paragraph I, this Lease shall automatically and immediately terminate as to the land underlying the purchased trees as of the earlier of the date of actual or deemed purchase of the trees by Landlord, and Tenant shall cooperate in executing and acknowledging all documents that may be necessary or appropriate to subdivide the land underlying the purchased trees and to subdivide the land underlying the purchased trees and to confirm transfer of the tree title and the whole or partial surrender of this Lease, as the case may be.

          In the event that any election by Landlord to purchase macadamia nut trees pursuant to this paragraph I shall become subject to appraisal arbitration, Landlord shall have the sole right and option (but no more often than two (2) times in any calendar year) in Landlord's sole discretion from time to time and at any time, but no more than thirty (30) days following any arbitration decision and award, to elect not to purchase any or all of the trees subject to Landlord's initial election to purchase; provided that in such event any and all reasonable expenses of arbitration shall be borne solely by Landlord including the expenses of each arbitrator and expenses incurred by each party for attorneys' and witnesses' fees, and Landlord shall be liable to reimburse Tenant for such expenses paid by Tenant. In the event of such election not to purchase trees, the affected trees shall not be deemed subject to any final, conclusive and binding appraisal arbitration decision and award, shall not be deemed purchased at the date specified as the purchase date in Landlord's notice of intent to purchase, title to such trees shall not pass automatically to Landlord, and this Lease shall not automatically and immediately terminate as to the land underlying the affected trees.

          J. EXTENSIONS OF LEASE TERM. If this Lease shall not otherwise be sooner terminated, Landlord shall notify Tenant in writing at least one hundred twenty (120) days (but not more than two hundred forty (240) days) before the scheduled end of the term or any extension thereof whether Landlord offers to extend the term for an additional five (5) years. If Landlord does not so offer to extend the term and if the total term of this Lease to the scheduled end of the term (as it may have been theretofore extended) shall be less than ninety-nine (99) years, then Landlord shall be obligated to purchase from Tenant all the macadamia nut trees on the demised land at the end of the term at a price determined by mutual agreement of the parties, based upon the factors which would be considered by the appraisers as described in paragraph I above, or, failing mutual agreement within thirty (30) days after the deadline for Landlord to offer to extend the term, by appraisal arbitration in the manner specified in paragraph I above.

          If Landlord does so offer to extend the term, Tenant shall notify Landlord in writing within thirty (30) days after receipt of such offer whether Tenant accepts the offer. If Tenant does not timely accept such offer, the term shall end as scheduled and Landlord shall have no obligation to purchase the macadamia nut trees.

          If Tenant timely accepts Landlord's offer to extend the term, the term shall be extended for five (5) years at rents to be determined as prescribed in the Rent Schedule attached to this Lease.

          If the extension of the term shall commence before the rent shall be determined, Tenant, pending the determination of the rent, shall continue to pay rent on the same terms in effect for the immediately preceding portion of the term and shall promptly pay the deficiency, if any, upon the conclusion of the proceedings to determine the new rent plus interest at the rate of one percent (1%) per month on the amount of such deficiency computed from the date or dates when the amount of such deficiency would have been payable but for the pending rent determination.

          K. NEGATION OF PARTNERSHIP. Nothing in this Lease shall be construed to render Landlord in any way or for any purpose a partner, joint venturer, or associate in any relationship with Tenant.

          IN WITNESS WHEREOF, the parties hereto have executed these presents the day and year first above written, and effective as of July 1, 1989 as hereinbefore set forth.




                                        MAUNA KEA AGRIBUSINESS CO., INC.



                                        By /s/ Kent T. Lucien
                                          ---------------------------------
                                          Kent T. Lucien

                                          Its Vice President


                                        By /s/ Kathleen F. Oshiro
                                          ---------------------------------
                                          Kathleen F. Oshiro

                                          Its Secretary

                                                                   Landlord

                                        MAUNA LOA MACADAMIA PARTNERS, L.P., a
                                        Delaware limited partnership

                                        By Mauna Loa Resources, Inc.
                                           Its Managing General Partner


                                           By /s/ Kent T. Lucien
                                             ------------------------------
                                             Kent T. Lucien

                                             Its President


                                           By /s/ Kathleen F. Oshiro
                                             ------------------------------
                                             Kathleen F. Oshiro

                                             Its Secretary


                                        By Mauna Loa Macadamia Nut
                                           Corporation
                                           Its Special General Partner


                                           By /s/ Kent T. Lucien
                                             ------------------------------
                                             Kent T. Lucien

                                             Its President


                                           By /s/ Kathleen F. Oshiro
                                             ------------------------------
                                             Kathleen F. Oshiro

                                             Its Secretary

                                             Tenant

                                    RENT SCHEDULE


          Rents under the foregoing Lease shall be determined and payable as follows:

          A.   YEARS 1 THROUGH 10.

               i. BASE RENT. For and during each of the first ten (10) fiscal years (July 1 through June 30) of the term, Tenant shall pay to Landlord a base annual rent of THIRTY-TWO THOUSAND FIVE HUNDRED SIXTY DOLLARS ($32,560.00), payable in equal installments semiannually in advance on January 1 and July 1 of each year.

               ii. ADDITIONAL RENT. For each of the first ten (10) fiscal years of the term, Tenant shall pay to Landlord additional rent of FOUR HUNDRED SIXTY-FIVE AND 00/100 DOLLARS ($465.00) for every one cent (1CENTS) by which the average annual "Farm Price" for "Net" pounds of macadamia nuts in the State of Hawaii for that year, as reported by the Hawaii Agricultural Statistics Service, exceeds seventy cents (70CENTS) per pound. An example of such a publication is attached hereto as Exhibit "B" and made a part hereof. Such additional rent shall be payable within thirty (30) days after the final report of such average annual price per pound, published as stated above, is available. If the Hawaii Agricultural Statistics Service shall discontinue issuing such reports, Landlord and Tenant shall mutually agree on what reports shall be substituted therefor.

          B.   YEARS 11 THROUGH 45.

               i. BASE RENT. For and during each year of the three (3) ten-year periods succeeding the tenth fiscal year of the term and for one five-year period following the last of said ten-year periods, Tenant shall pay to Landlord base annual rental in a sum equal to the then fair market rental of the demised land for the operation of macadamia orchards (or for any higher and better use then being made of the land), determined by mutual agreement of Landlord and Tenant based upon the factors that would be considered by the appraisers as described in paragraph D below, as of the commencement of the respective ten-year or five-year rental period, as the case may be, payable in equal installments semiannually in advance on January 1 and July 1 of each year.

               ii. ADDITIONAL RENT. For and during each year of the three (3) ten-year periods succeeding the tenth fiscal year of the term and for one five-year period following the last of said ten-year periods, Tenant shall pay to Landlord additional rent determined pursuant to the following formula:

               Additional Rent = (Annual Average "Farm Price" for "Net" pounds of Macadamia Nuts in the State of Hawaii, as reported by the Hawaii Agricultural
Statistics Service, for the year under consideration)   (Annual Average "Farm
Price" for "Net" pounds of Macadamia Nuts in the State of Hawaii, as reported by the Hawaii Agricultural Statistics Service, for the year immediately preceding the commencement of such ten-year or five-year period, as the case may be) x (Annual Base Rent for the year under consideration) - (Annual Base Rent for the year under consideration). Such additional rent shall be payable within thirty
(30) days after the final report of such average annual price per pound, published as stated above, is available. If the Hawaii Agricultural Statistics Service shall discontinue issuing such reports, Landlord and Tenant shall mutually agree on what reports shall be substituted therefor.

               For example, if (a) the Annual Base Rent for Year 11 is $15,000, and (b) the average annual "Farm Price" for Years 10 and 11 are $.90 and $.95,
respectively, then the additional rent for year 11 would be ($.95)    ($.90) x
($15,000) - ($15,000), or $833.33.

               iii. COMMON PROVISIONS. If Landlord and Tenant are unable to agree upon such fair market rental or the means of determining additional rent, the same shall be determined by an arbitrator or arbitrators appointed as provided below, who shall ascertain the fair market rental or the manner of determining additional rent, or both, as of the commencement of the ten-year or five-year period for which rent is sought to be determined. Such annual base rent, whether determined by agreement or arbitration, shall in no event be less than the average annual total rent (base and additional rent) payable for the immediately preceding ten-year period.

          C.   YEARS 46 THROUGH 100.

               i. BASE RENT. If Landlord shall offer to extend the term for one or more five-year extensions and Tenant shall accept such offer, all as prescribed in paragraph K of the Lease, then, for and during each year of each extended term, Tenant shall pay to Landlord base annual rental in a sum equal to the then fair market rental of the demised land for the operation of macadamia orchards (or for any higher and better use then being made of the land), determined by mutual agreement of Landlord and Tenant based upon the factors that would be considered by the appraisers as described in paragraph D below, as of the commencement of the five-year extended term, payable in equal installments semiannually in advance on January 1 and July 1 of each year.

               ii. ADDITIONAL RENT. If Landlord shall offer to extend the term for one or more five-year extensions and Tenant shall accept such offer, all as prescribed in paragraph K of the Lease, then, for and during each year of each extended term, Tenant shall pay to Landlord additional rent determined pursuant to the following formula:

               Additional Rent = (Annual Average "Farm Price" for "Net" pounds of Macadamia Nuts in the State of Hawaii, as reported by the Hawaii Agricultural
Statistics Service, for the year under consideration)    (Annual Average "Farm
Price" for "Net" pounds of Macadamia Nuts in the State of Hawaii, as reported by the Hawaii Agricultural Statistics Service, for the year immediately preceding the commencement of such five-year extension) x (Annual Base Rent for the year under consideration) - (Annual Base Rent for the year under consideration).
Such additional rent shall be payable within thirty (30) days after the final report of such average annual price per pound, published as stated above, is available. If the Hawaii Agricultural Statistics Service shall discontinue issuing such reports, Landlord and Tenant shall mutually agree on what reports shall be substituted therefor.

               For example, if (a) the Annual Base Rent for Year 46 is $30,000, and (b) the average annual "Farm Price" for Years 45 and 46 are $1.20 and $1.30,
respectively, then the additional rent for year 46 would be ($1.30)    ($1.20) x
($30,000) - ($30,000), or $2,500.

               iii. COMMON PROVISIONS. If Landlord and Tenant are unable to agree upon such fair market rental or the means of determining additional rent, the same shall be determined by an arbitrator or arbitrators appointed as provided below, who shall ascertain the fair market rental or the manner of determining additional rent, or both, as of the commencement of the five-year extended term for which rent is sought to be determined. Such annual base rent, whether determined by agreement or arbitration, shall in no event be less than the average annual total rent (base and additional rent) payable for the immediately preceding five- year period.

          D. ARBITRATION. If Landlord and Tenant shall not have agreed upon the fair market rental of the demised land or upon the means of determining additional rent, or both, at least ninety (90) days prior to the commencement of a ten-year or five-year period for which rent is to be determined, either party may give to the other written notice of a desire to have an arbitration to determine such fair market rental or such additional rent formula, or both, pursuant to chapter 658, Hawaii Revised Statutes, as the same may be amended or reenacted. If the parties agree upon a single arbitrator, such arbitrator shall determine such fair market rental or such additional rent formula, or both, and his decision shall be final, conclusive and binding upon both parties, subject to the minimum limitation stated above. If the parties fail to agree upon a single arbitrator or if either party prefers not to have an arbitration by a single arbitrator, there shall be an arbitration by three (3) appraisers, in which case either party shall name one of the appraisers by written notice to the other party, whereupon the other party shall, within ten (10) days after receipt of such notice, name a second appraiser, and in case of failure to do so, the party who has already named an appraiser may have the second appraiser selected or appointed by a judge of the First Circuit Court of the State of Hawaii; and the two appraisers so appointed, in either manner, shall select and appoint a third appraiser, and if the two appraisers so appointed shall fail to appoint the third appraiser within ten (10) days after the naming of the second appraiser, either party may have the third appraiser selected or appointed by such judge; and the three appraisers so appointed shall thereupon proceed to determine such fair market rental or such additional rent formula, or both, as herein provided, and the decision and award of any two of them shall be final, conclusive and binding upon both parties for the particular ten- year or five-year rental period then under consideration, subject to the minimum limitation stated above, unless such decision and award shall be vacated, modified or corrected, all as provided in chapter 658. The appraisers so selected shall be reputable persons experienced in valuing macadamia nut orchards and shall not be regularly employed by or have any material interest in either Landlord or Tenant or in any affiliate of either (or in the outcome of the appraisal proceedings). Such appraisers shall have all of the powers and duties prescribed by chapter 658; and judgment may be entered upon any such decision and award as therein provided.

          In all cases of arbitration, Landlord and Tenant shall each pay the expense of its own appointee and its own attorneys' and witnesses' fees; and all other expenses of arbitration shall be divided equally between Landlord and Tenant.

     If and whenever the fixing of such fair market rental or such additional rent formula, or both, is under arbitration, Tenant, pending the determination thereof, shall continue to pay rent on the same terms in effect during the last preceding rental period and shall promptly pay the deficiency, if any, upon the conclusion of the arbitration proceedings plus interest at the rate of one percent (1%) per month on the amount of such deficiency computed from the date or dates when the amount of such deficiency would have been payable but for the pendency of the arbitratio